Exhibit 99.2

Consolidated Financial Statements

The Johnny Rockets Group, Inc. and Subsidiaries

As of June 28, 2020 and December 29, 2019 and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	June 28, 2020	December 29, 2019
	(Unaudited)
Assets
Current assets:
Cash	$923	$401
Receivables, net	1,217	1,860
Inventories	64	76
Prepaid expenses and other current assets	439	422
Total current assets	2,643	2,759

Property and equipment, net	2,249	1,914
Goodwill	7,393	7,393
Intangible assets, net	12,629	32,199
Other assets	14	14

Total assets	$24,928	$44,279

The accompanying notes are an integral part of these consolidated financial statements.

1

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets - Continued

(Dollar amounts in thousands, except par value)

	June 28, 2020	December 29, 2019
	(Unaudited)
Liabilities and Shareholder’s Equity (Deficit)
Current liabilities:
Accounts payable	$1,137	$753
Due to affiliates	151	362
Accrued salaries and benefits	232	594
Accrued expenses	1,552	1,816
Deferred franchise fees, current portion	60	57
Capital leases, current portion	16	15
Total current liabilities	3,148	3,597

Deferred franchise fees, net of current portion	156	233
Capital leases, net of current portion	19	27
Long-term debt related party	108,451	99,764
Other long-term liabilities	556	552
Total liabilities	112,330	104,173

Commitments and contingencies (Note 15)

Shareholder’s equity (deficit):
Common stock, $0.01 par value: 10,000 shares authorized, 1,000 shares issued and outstanding	-	-
Additional paid-in-capital	15,992	15,992
Accumulated deficit	(103,394)	(75,886)
Total shareholder’s equity (deficit)	(87,402)	(59,894)
Total liabilities and shareholder’s equity (deficit)	$24,928	$44,279

The accompanying notes are an integral part of these consolidated financial statements.

2

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Dollar amounts in thousands)

(Unaudited)

	Twenty-six weeks ended
	June 28, 2020	June 30, 2019
Revenues:
Restaurant sales	$3,383	$8,637
Franchise royalties	2,998	6,685
Initial country and franchise fees and rental income	118	662

Total revenues	6,499	15,984

Operating expenses:
Cost of sales	789	2,052
Labor costs	1,438	3,144
Operating expenses	2,635	3,663
General and administrative expenses	4,384	5,857
Depreciation and amortization	1,540	2,102
Impairment of intangibles	18,300	-
Other losses	11	-

Total operating expenses	29,097	16,818

Loss from operations	(22,598)	(834)
Other expense:
Interest expense, net	4,688	4,372
Total other expense, net	4,688	4,372

Loss before income taxes	(27,286)	(5,206)

Provision for income tax expense	222	424

Net Loss	$(27,508)	$(5,630)

The accompanying notes are an integral part of these consolidated financial statements.

3

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholder’s Equity (Deficit)

(Dollar amounts in thousands, except share data)

(Unaudited)

For the twenty-six weeks ended June 28, 2020 and June 30, 2019

			Additional
	Number of	Common	paid-in	Accumulated
	shares	stock	capital	deficit	Total
Balance at December 30, 2018	1,000	$-	$15,972	$(65,145)	$(49,173)
Net loss				(5,630)	(5,630)
Share-based compensation	-	-		-	-
Balance at June 30, 2019	1,000	$-	$15,972	$(70,775)	$(54,803)

Balance at December 29, 2019	1,000	$-	$15,992	$(75,886)	$(59,894)
Net Loss			-	(27,508)	(27,508)
Share-based compensation	-	-		-	-
Balance at June 30, 2020	1,000	$-	$15,992	$(103,394)	$(87,402)

The accompanying notes are an integral part of these consolidated financial statements.

4

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(Unaudited)

	Twenty-six weeks ended
	June 28, 2020	June 30, 2019
Operating activities:
Net Loss	$(27,508)	$(5,630)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,540	2,102
Interest expense on in-kind notes	4,687	4,306
Impairment of intangible assets	18,300	-
Provision for bad debts	312	61
Net change in operating assets and liabilities:
Receivables, net	331	377
Inventories	12	-
Other assets	(17)	(215)
Accounts payable	384	(748)
Due to affiliates	(211)	598
Accrued expenses and other long-term liabilities	(622)	(969)
Deferred franchise fees	(74)	(155)
Net cash used in operating activities	(2,866)	(273)

Investing activities:
Purchases of property and equipment	(605)	(156)
Proceeds from sales of property and equipment	-	-
Net cash used in investing activities	(605)	(156)

Financing activities:
Repayment of related party debt	-	(2,076)
Proceeds from related party debt	4,000	2,501
Repayments of capital lease obligations	(7)	(7)
Net cash provided by financing activities	3,993	418

Net increase (decrease) in cash	522	(11)
Cash, beginning of period	401	278
Cash, end of period	$923	$267

Supplemental disclosures of cash flow information:
Cash paid for interest	$4	$5
Cash paid for income taxes	$2	$10

The accompanying notes are an integral part of these consolidated financial statements.

5

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 1 - NATURE OF OPERATIONS

Business entity

The Johnny Rockets Group, Inc., a Delaware corporation, and its subsidiaries (collectively, the “Company” or “JRG”) develop, operate, and franchise restaurants under the name “Johnny Rockets, The Original Hamburger.” The restaurants are casual-themed, all-American style diners that primarily serve hamburgers, shakes, and American fries.

On June 6, 2013 (the “Acquisition Date”), Burger Acquisition Co. entered into a Membership Interest Purchase Agreement (the “Agreement”), whereby Burger Acquisition Co., a Delaware corporation and wholly owned subsidiary of Neapolitan Group, LLC (the “Parent”), agreed to purchase all of the outstanding membership interests of JR Group Holdings, LLC (“JRGHL”), a Delaware limited liability company, becoming the single member of JRGHL, the parent of Johnny Rockets Group, Inc. and its subsidiaries. Neapolitan Group, LLC is also a Delaware limited liability company and a wholly owned subsidiary of Sundae Group Holdings I, LLC, a Delaware limited liability company (the “Ultimate Parent”).

On June 20, 2016, the Parent of Johnny Rockets Holding Co. (“JRHC”) (f/k/a Burger Acquisition Co.) distributed 100% of JRHC shares to Sundae Group Holdings I, LLC.

Liquidity / Going Concern

For the twenty-six weeks ended June 28, 2020 and June 30, 2019, JRG incurred losses of $27,508 and $5,630, respectively. In addition, the company had negative cash flows from operations of $2,866 and $273, respectively.

As a result of the COVID 19 Pandemic and the related restrictions to “in restaurant dining”, the general impact it has had on the economy, and the ability and willingness of customers to eat out, the Company’s 2020 forecasted revenue and cash flows has been significantly impacted by this unique business disruption. The affect has been seen at all corporate and franchise locations across the world, it has required a significant number of restaurant locations to close temporarily or depend on only takeout and delivery sales after closing their in-house dining. This has resulted in significant reductions to revenue and cash flows and has required additional liquidity be added to the business. Since the start of the 2020 fiscal year through June 28, 2020 the Company borrowed $4 million in additional funding on its related party PIK Notes. Based on the Company’s latest forecasts, management expects that it will need to rely on its equity owners, or others, for additional debt or capital funding to support operations through the next twelve months. The equity owners have not committed to provide this funding, nor are there any assurances that such funding will be available.

Based on the latest 2020 forecast management estimates that the company will utilize cash of $5.9 million from operations and projects a net loss of $18.5 million. Management has projected that in addition to the funding already received in 2020, it will need an additional $2.5 million to $3 million through the end of 2020. Based on all the uncertainty with the pandemic, the projected 2021 cash shortfall cannot currently be determined. If sufficient funding is not received, the Company will need to curtail certain operations, close locations, or take other measures to limit its losses and use of cash.

6

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 1 - NATURE OF OPERATIONS – Continued

Liquidity / Going Concern - Continued

On August 12, 2020 JRG’s parent signed a stock purchase agreement in which it agreed to sell 100% of the issued and outstanding Equity Interests of Johnny Rockets Holding Co., the parent of JRG, for $24.6 million. The target closing date for the transaction is September 15, 2020. The purchase price will be paid in cash net of any adjustments to a targeted working capital amount, closing cash and transaction expenses. Prior to the closing all related party debt will be either cancelled or contributed to equity and the Stock Option Plan and all issued options will be terminated.

Currently the total impact of COVID 19 is uncertain and that creates significant risk to the latest forecast. Any resurgence in infection rates, additional impact on the economy, and how quick customers are willing and able to visit restaurants could have significant impact on the forecasted revenue and cash flows and either increase or decrease the need for additional funding.

As a result of the significant economic uncertainties since the declaration of the COVID 19 pandemic, management has concluded that there is significant doubt that the Company will be able continue to operate as a going concern for the next 12 months. No adjustments have been made to the consolidated financial statements related to these uncertainties.

Operations

At June 28, 2020, there were 9 Company-owned restaurants and 323 franchised restaurants. Company-owned restaurants are located in California, Maryland, Nevada, New Jersey, New York and Virginia. Franchised restaurants are located in 28 states, Washington DC, and in Australia, Bahrain, Bangladesh, Bolivia, Brazil, Canada, Chile, Costa Rica, Cyprus, Ecuador, Honduras, Indonesia, Italy, Kuwait, Mexico, Nigeria, Norway, Oman, Panama, Peru, Poland, Qatar, Saudi Arabia, South Korea, Spain, Tunisia, and the United Arab Emirates.

The following is a summary of JRG’s Company-operated and franchised units:

	Domestic	International	Total
Company Units:
Beginning of the period	13	-	13
Openings	-	-	-
Closings	(2)	-	(2)
End of the period, June 30, 2019	11	-	11

Beginning of the period	11	-	11
Openings	-	-	-
Closings	(2)	-	(2)
End of the period, June 28, 2020	9	-	9

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The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 1 - NATURE OF OPERATIONS – Continued

Operations - Continued

	Domestic	International	Total
Franchised Units:
Beginning of the period	162	197	359
Openings	3	5	8
Closings	(18)	(13)	(31)
End of the period, June 30, 2019	147	189	336

Beginning of the period	142	193	335
Openings	1	7	8
Closings	(8)	(12)	(20)
End of the period, June 28, 2020	135	188	323

NOTE 2 - SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and include the accounts of JRG and two wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Period

JRG’s fiscal year ends on the Sunday closest to December 31 in any given year.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates and the underlying assumptions affect the amount of assets and liabilities reported, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates used in preparing these consolidated financial statements include revenue recognition, accounting policies, reserves, recoverability of accounts receivable, valuation of goodwill, intangible and other long-lived assets, valuation of stock-based compensation, and assumptions used in the income tax valuation allowances and tax contingency reserves. Management believes that such estimates have been based on reasonable and supportable assumptions and the resulting estimates are reasonable. Actual amounts could differ from these estimates and they may be adjusted as more information becomes available.

8

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition

The Company recognizes revenue from Company owned restaurants food and beverage sales as services are rendered and payment is received at the point of sale. Taxes collected from customers and remitted to government authorities are presented on a net basis and excluded from revenue.

Relating to its franchising activities, the Company receives country fees, franchise fees, area development fees, and continuing royalties. The Company recognizes country fees, franchise fees and area development fees revenue when it has completed performance of substantially all obligations specified in the related underlying agreements. For domestic franchisees, completion of substantially all obligations occurs upon the opening of each restaurant specified in the underlying agreement. Obligations include site selection, construction support, and marketing support. Payments received from franchisees prior to the completion of these obligations are reflected as current and noncurrent deferred franchise fees in the accompanying consolidated balance sheets. For international franchisees, the Company completes substantially all obligations prior to and upon entering into an area development agreement. However, each agreement is reviewed to ensure proper revenue recognition. Royalties are generally contractually earned at amounts equal to approximately 5% of franchised restaurant net sales and are recognized as such sales occur.

Gift Cards

The Company sells gift cards primarily at restaurant locations and are redeemable at the Company’s locations. The gift cards sold have no stated expiration dates and are subject to potential escheatment laws in the various jurisdictions in which the Company operates. Deferred gift card income is recorded in accrued expenses on the consolidated balance sheets. The Company recognizes revenue from gift cards when it is redeemed by the customer.

Preopening Costs

Preopening costs, which consist of payroll, supplies, and other direct expenses incurred in connection with opening new restaurants, are expensed as incurred

Cash

JRG maintains cash balances at financial institutions, and at times, balances may exceed federally insured limits. JRG has never experienced any losses related to these balances. Short-term liquid investments with original maturities of three months or less at the time of purchase are reported as cash equivalents and are carried at cost.

Fair Value of Financial Instruments

The carrying amounts of JRG’s cash, receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short-term nature.

9

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Receivables and Allowance for Doubtful Accounts

Receivables include royalties, franchise fees, contractual marketing fees, credit cards, rents and other miscellaneous items. Receivables are stated at cost less an allowance for doubtful accounts. Management provides for probable uncollectible amounts through a charge to earnings based on a percentage of the outstanding balance and an assessment of the status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. For the twenty-six weeks ended June 28, 2020 and June 30, 2019 the Company wrote off $67 and $63 of receivables, respectively. There were allowances for doubtful accounts of $562 and $222 as of June 28, 2020 and December 29, 2019, respectively.

Receivables, net consisted of the following:

	June 28, 2020	December 29, 2019
Franchise receivable, net	$1,163	$1,562
Credit card receivable	39	211
Other receivables	15	87

Total	$1,217	$1,860

At June 28, 2020, two customers accounted for more than 22% of franchise receivable. At December 29, 2019 one customer accounted for more than 10% of franchise receivable. No individual customer accounted for more than 10% of consolidated revenue from continuing operations for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively.

Concentrations of Risk

JRG’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash in financial institutions. JRG places its cash with high credit quality institutions. At times, such deposits may be in excess of the FDIC insurance limit. JRG has not experienced any losses and does not believe it is exposed to any significant risk on cash. In addition, JRG is subject to credit risk through franchise receivables; however, JRG periodically evaluates the financial strength of its franchisees and believes its allowance for doubtful accounts and management of accounts are adequate to cover its credit risk exposure.

JRG currently relies on a single supplier to distribute food, packaging, and supplies to restaurants. Although they could use alternative distributors, a change in distributor could cause a delay in receipt of food, packaging, or supplies and possibly result in lost sales, which could adversely impact the results of operations.

10

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Inventories

Inventories, consisting principally of food and beverages, are stated at the lower of cost (first in, first out method) or net realizable value. Inventories are reviewed for spoilage and excess or obsolete products and reserved accordingly.

Long-lived Assets

Long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances that require a long-lived asset or asset group to be tested for possible impairment, JRG first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Whenever events or changes in circumstances indicate that the carrying amount of a restaurant may not be recoverable, JRG will test the restaurant for impairment. JRG evaluates restaurants by reviewing historical cash flows and reviews estimates of future cash flows, assumptions of future same-store sales and projected operating expenses. Based on the best information available, it writes down the assets of an impaired restaurant to its estimated fair market value, which becomes the new cost basis. Estimated fair market value is based on its experience selling similar properties and local market conditions, less cost to sell, for properties to be disposed of. In addition, restaurants scheduled for closing are reviewed for impairment and depreciable lives are adjusted. The impairment evaluation is based on the estimated cash flows from continuing use through the expected disposal date, and the expected terminal value.

Provision for Store Closures

Store closure costs include costs of disposing of the assets as well as other facility-related expenses and are expensed as incurred. Additionally, at the date of the closure, JRG records a liability for any remaining operating lease obligations after the expected closure date, net of estimated sublease income, if any.

Considerable management judgment is necessary to estimate future cash flows, including cash flows from continuing use, terminal value, closure costs and sublease income. Accordingly, actual results could vary significantly from estimates.

11

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment

Property and equipment are stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease terms. For leases with renewal periods at JRG’s option, JRG generally uses the original lease term, excluding the option periods, to determine estimated useful lives. If failure to exercise a renewal option imposes an economic penalty on JRG, such that management determines at the inception of the lease that renewal is reasonably assured, JRG includes the renewal option period in the determination of appropriate estimated useful lives.

The estimated useful service lives are as follows:

Leasehold improvements	lesser of lease term or 10 to 20 years
Equipment, furniture, and fixtures	lesser of lease term or 1 to 10 years
Computer	1 to 5 years

Goodwill and Intangible Assets

Goodwill and intangible assets deemed to have indefinite lives are not amortized, they are subject to annual impairment testing. JRG has goodwill with an indefinite life, which is all attributable to the franchise reporting unit. Trade names, which the majority is allocated to the franchise reporting unit and a small portion is allocated to the corporate restaurant reporting unit, and international franchise agreements are finite-lived intangible assets that are being amortized over estimated lives of 14.5 and 13.5 years, respectively. The Company performs its annual impairment testing on the anniversary date of the acquisition and annually thereafter, or more frequently if events and circumstances indicate that the asset might be impaired. The goodwill impairment test employed by the Company includes quantitative and qualitative assessments. The quantitative goodwill impairment test consists of comparing the fair value of a reporting unit to the carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Fair value is determined using a discounted cash flow analysis and a market multiple approach.

For the twenty-six weeks ended June 30, 2019 JRG did not perform an impairment analysis for Goodwill. During the twenty-six weeks ended June 28, 2020, JRG determined that the COVID-19 pandemic was a triggering event and performed an impairment analysis after an analysis was performed on the amortizing intangibles. The results show the fair market value was above carrying value and there was no impairment.

Amortizable intangibles are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require an amortizable intangible to be tested for possible impairment, JRG compares undiscounted cash flows expected to be generated by that business unit or the specific assets related to the intangible to its carrying value. If the carrying value of the intangible is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds the fair value. Fair value is determined using the royalty relief method for the trade name intangible and excess earnings income approach for the domestic and international franchise agreements.

12

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill and Intangible Assets - Continued

JRG determined there were no events and circumstances for the twenty-six weeks ended June 30, 2019 that indicated the amortizing intangibles may be impaired. During the twenty-six weeks ended June 28, 2020, JRG determined that the COVID-19 pandemic was a triggering event and performed an impairment analysis. As result of the testing JRG recorded impairment expense related to the franchise reporting unit of $16,135 for trade names and $1,287 for international franchise agreements, this was the remaining net book value. For the corporate reporting unit, it recorded impairment expense of $878 for trade names.

Accrued Disposition Reserves

JRG records a liability, net of estimated sublease income, for the remaining minimum lease payments associated with closed stores on the cease-use date. The liabilities are included in accrued expenses and other long-term liabilities. There were no liabilities as of June 28, 2020 and December 29, 2019.

Income Taxes

JRG accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

JRG records deferred tax assets to the extent it believes there will be sufficient future taxable income to utilize those assets prior to their expiration. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. To the extent deferred tax assets may be unable to be utilized, JRG records a valuation allowance against the potentially unrealizable amount and records a charge against earnings. The calculation of JRG tax liabilities involves dealing with uncertainties in the application of complex tax regulations in several different tax jurisdictions. JRG is periodically reviewed by tax authorities regarding the amount of taxes due. These reviews include questions regarding the timing and amount of deductions. In evaluating the exposure associated with various filing positions, JRG records estimated reserves for probable exposures.

Due to ever-changing tax laws and income tax rates, significant judgment is required to estimate the effective tax rate that will apply to tax differences that are expected to reverse in the future. JRG must also make estimates about the sufficiency of taxable income in future periods to offset any deductions related to deferred tax assets currently recorded. These estimates could have a significant impact on the consolidated financial statements.

13

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Advertising

JRG has its Company-operated and franchised restaurants share in the cost of various advertising and marketing programs. Advertising and marketing contributions are generally determined based on a percentage of revenues and to the extent contributions exceed advertising and promotional expenditures, the unspent contributions are recorded as a liability and included in other accrued liabilities in the accompanying consolidated balance sheets. The cost for local advertising for Company-operated restaurants is expensed as incurred. Advertising costs of $145 and $311 are included in the consolidated statements of operations for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively.

Leases and Deferred Straight-line Rent Payable

JRG leases all its restaurant properties. Leases are evaluated and classified as operating or capital leases for financial reporting purposes. The lease term used for lease evaluation includes option periods only in instances in which the exercise of the option period can be reasonably assured and failure to exercise such options would result in an economic penalty. Leasehold improvements that are acquired subsequent to the inception of a lease are amortized over the lesser of the useful life of the asset or a term that includes option periods that are reasonably assured at the date of the purchase.

For leases that contain rent escalations, JRG records the total rent payable during the lease term on a straight-line basis over the term of the lease and records the difference between the rents paid and the straight-line rent as deferred rent payable.

Certain leases contain provisions that require additional rental payments based upon restaurant sales volume (“Contingent Rent”). Contingent Rent is accrued each period as the liabilities are incurred utilizing prorated periodic sales targets.

Commitments and Contingencies

Liabilities for loss contingencies which arise from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can reasonably be estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

14

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

New Accounting Pronouncement

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles—Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), Deferral of the Effective Date, in response to stakeholders’ requests to defer the effective date of the guidance in Update 2014-09. The amendments in this Update defer the effective date of Update 2014-09 for all entities by one year. The amendments in this Update are effective for think the Company’s annual reporting periods beginning after December 15, 2018. Early application is not permitted, although a nonpublic entity may elect to apply this guidance earlier, based on certain criteria. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which does not change the core principle of the Topic 606, but instead clarifies the implementation guidance on principal versus agent considerations. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), in response to stakeholders requests to defer the effective date of the guidance for one year due to the impacts of the Coronavirus Disease 2019 pandemic. The amendments in this Update defer, for one year the required effective date of Revenue for certain entities that have not yet issued their financial statements (or made financial statements available for issuance) reflecting the adoption of Revenue. Those entities may elect to adopt the guidance for annual reporting periods beginning after December 15, 2019, and for interim reporting periods within annual reporting periods beginning after December 15, 2020. JRG will defer implementation as allowed until the annual 2020 reporting period and is still determining the impact on the consolidated financial statements.

15

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

New Accounting Pronouncement - Continued

In February 2016, the FASB released ASU 2016-02, Leases, completing its project to overhaul lease accounting. The ASU codifies ASC 842, Leases, which will replace the guidance in ASC 840. Early adoption is permitted for all entities. Under the revised guidance, lessees will be required to recognize most leases “on balance sheet.” The new guidance retains a dual lease accounting model for purposes of income statement recognition, continuing the distinction between what are currently known as “capital” and “operating” leases for lessees. Lessors will focus on whether control of the underlying asset has transferred to the lessee to assess lease classification. A new definition of a “lease” could cause some contracts formerly accounted for under ASC 840 to fall outside the scope of ASC 842, and vice versa. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), in response to stakeholders requests to defer the effective date of the guidance for one year due to the impacts of the Coronavirus Disease 2019 pandemic. The amendments in this Update defer the effective date for one year for entities in the “all other” category and public NFP entities that have not yet issued their financial statements (or made financial statements available for issuance) reflecting the adoption of Leases. Therefore, under the amendments, Leases is effective for entities within the “all other” category for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Additionally, Leases is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, for public NFP entities that have not yet issued financial statements (or made available for issuance) reflecting the adoption of Leases. Early application continues to be permitted, which means that an entity may choose to implement Leases before those deferred effective dates. JRG is still reviewing the guidance to determine the impact on the consolidated financial statements.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid and other current assets consisted of the following:

	June 28, 2020	December 29, 2019
Prepaid rent	$11	$12
Prepaid insurance	190	188
Other prepaid expenses	238	222

Total	$439	$422

16

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 28, 2020	December 29, 2019

Leasehold improvements	$1,786	$1,786
Restaurant equipment	1,883	1,883
Assets under capital leases	77	77
Office equipment & furniture	140	140
Computers & software	160	160
Construction-in-process	740	134
	4,786	4,180
Less: Accumulated depreciation	(2,537)	(2,266)

Total	$2,249	$1,914

Major renewals and improvements that extend the useful life of an asset are capitalized. Replacements and maintenance and repairs which do not extend the lives of the assets are expensed as incurred. Depreciation expense was $270 and $303 for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively.

NOTE 5 - INTANGIBLE ASSETS, NET

Intangible assets, net and their respective amortization years as of June 28, 2020 were:

		Accumulated
	Gross	Amortization	Net
Amortizable intangible assets:
International franchise agreements (13.5 years)	$-	$-	$-
Trade names and trademarks (14.5 years)	32,774	(20,145)	12,629

	$32,774	$(20,145)	$12,629

Unamortizable intangible assets:
Goodwill	$7,393

17

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 5 - INTANGIBLE ASSETS, NET - Continued

Intangible assets, net and their respective amortization years as of December 29, 2019 were:

		Accumulated
	Gross	Amortization	Net
Amortizable intangible assets:
International franchise agreements (13.5 years)	$2,070	$(741)	$1,329
Trade names and trademarks (14.5 years)	49,787	(18,917)	30,870

	$51,857	$(19,658)	$32,199

Unamortizable intangible assets:
Goodwill	$7,393

JRG amortization expense included in depreciation and amortization on the consolidated statements of operations was $1,270 and $1,798, for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively. For the twenty-six weeks ending June 28, 2020 JRG had trade names and trademarks impairment expense of $17,013, and franchise agreements impairment expense of $1,287, which was the complete net book value at March 29, 2020. For the twenty-six weeks ended June 30, 2019 there was no impairment expense. The June 28, 2020 gross amounts were reduced by the impairment expense.

Future amortization expense related to these intangible assets as of June 28, 2020 is:

Intangible
Assets
Fiscal years ending:
June 29, 2020 through January 3, 2021	$743
2021	1,486
2022	1,486
2023	1,486
2024	1,486
Thereafter	5,942

$12,629

18

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	June 28, 2020	December 29, 2019
Gift cards outstanding	$486	$484
Accrued taxes	46	122
Accrued audit expense	212	226
Other	808	984

Total	$1,552	$1,816

NOTE 7 – OTHER LONG-TERM LIABILITIES

Other long-term liabilities consisted of the following:

	June 28, 2020	December 29, 2019
Accrued rent	$522	$515
Other	34	37

Total	$556	$552

NOTE 8 - DEBT

As of June 28, 2020, the Company has three related-party, payment in kind (“PIK”) secured promissory note agreements, one with Sun Ice Cream Finance, LP., a second note with Sundae Group Holdings I, LLC and a third with Sun Ice Cream Finance III, LP.

The first PIK note with Sun Ice Cream Finance, LP has a principal balance of $12,600 and was issued on June 6, 2013, with a maturity date of April 24, 2018, as part of the Acquisition. Interest on the note is payment in kind. Payment of the note and the associated accrued interest are due upon maturity of the note. Prepayments can be made at any time. Interest will accrue on the unpaid principal amount at a rate equal to LIBOR plus 4.75% per annum and compound quarterly. On the last business day of each quarter, the accrued interest is added to the principal amount of the PIK note. On February 28, 2018 the maturity date of the note was extended to June 6, 2019. On March 7, 2019 the maturity date of the note was extended to June 6, 2021 and the interest rate was changed to LIBOR plus 5.00% per annum. Accrued PIK interest of $321 and $342 and principal amounts of $19,742 and $19,055 are included on the consolidated balance sheets as of June 28, 2020 and December 29, 2019, respectively. On July 31, 2020 the maturity date was extended to June 6, 2024.

19

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 8 – DEBT - Continued

On June 20, 2016 Neapolitan Group Holdings, LLC issued a new PIK note to Johnny Rockets Holding Co., JR Group Holdings, LLC and JRG as obligor with a maturity date of June 20, 2021. The note with a principal balance of $41,045 was issued in exchange for the complete $40,255 principal and interest due on the Cerberus Credit Facility and $790 in accrued Consulting fees due to Sun Capital Partners Management V, LLC. The Cerberus debt was paid in full by Neapolitan from the proceeds collected from the sale of other affiliated subsidiaries. Following the issuance of the note Neapolitan assigned the note to Sundae Group Holdings I, LLC, the new parent of Johnny Rockets Holding Co. Interest will accrue on the unpaid principal amount at a rate equal to 9.75% per annum and compound quarterly. On the last business day of each quarter, the accrued interest is added to the principal amount of the PIK note. Accrued PIK interest of $1,420 and $1,368 and principal amounts of $59,078 and $56,293 are included on the consolidated balance sheets as of June 28, 2020 and December 29, 2019, respectively. On July 31, 2020 the maturity date was extended to June 20, 2024.

On December 18, 2017 Sun Ice Cream Finance III, LP. issued a new PIK note to Johnny Rockets Holding Co., JR Group Holdings, LLC and JRG as obligor with a maturity date of December 18, 2022. The note with a principal balance of $3,174 was issued to fund the payment of the due to affiliates balance. Interest will accrue on the unpaid principal amount at a rate equal to 10% per annum and compound quarterly on the last business day of each quarter, the accrued interest is added to the principal amount of the PIK note. On January 16, 2018 the agreement was amended to allow for additional term loans up to $19,000 at the discretion of the lender. In 2018 there was additional borrowings of $13,868. The funds were used to pay down the FIC Holdings, LLC note and fund the buyout of non-performing restaurant leases. On January 28, 2019 the agreement was amended to allow for additional term loans up to $19,543 at the discretion of the lender. In 2019 there was additional borrowings of $2,501. The funds were used to pay off the FIC Holdings, LLC note. On March 25, 2020 in response to the COVID-19 pandemic the agreement was amended to allow for additional term loans up to $29,543 at the discretion of the lender. Through June 28, 2020 there was additional borrowings of $4,000 to provide working capital. Accrued PIK interest of $611 and $553 and principal amounts of $27,279 and $22,153 are included on the consolidated balance sheets as of June 28, 2020 and December 29, 2019, respectively.

Debt consisted of the following:

	June 28, 2020	December 29, 2019

Payment in kind note (related party)	$106,099	$97,501
Accrued interest on payment in kind note	2,352	2,263

Total related party debt	108,451	99,764

Less: current portion	-	-

Long-term debt	$108,451	$99,764

20

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 8 – DEBT - Continued

Annual maturities of total debt as of June 28, 2020 are as follows:

Full Fiscal Year	Amount
2020	$-
2021	-
2022	27,890
2023	-
2024	80,561
Thereafter	-

$108,451

Prior to the closing of the equity sale (See note 16) all related party debt will either be cancelled or contributed to equity.

NOTE 9 - LEASES

JRG leases its restaurant facilities and certain equipment under non-cancelable operating leases expiring at various dates through 2029. Certain leases provide for monthly rent expense equal to a fixed payment plus a variable amount calculated using net sales over a breaking point. Certain leases are subject to annual adjustments for inflation and contain renewal options. Rent expense is recorded on a straight-line basis over the term of the lease. JRG’s rent expense for the twenty-six weeks ended June 28, 2020 and June 30, 2019 was approximately $1,165 and $1,677, respectively, (including contingent rental amounts of approximately $18 and $99 for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively and sublease rental expense of approximately $5 and $221 for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively).

JRG subleases certain facilities in connection with franchising. Sublease rental income is recorded on a straight-line basis over the term of the sublease. The last sublease expired in 2019. JRG’s sublease rent income for the twenty-six weeks ended June 30, 2019 was approximately $257 and is recorded in initial franchise fees and rental income in the consolidated statements of operations.

21

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 9 – LEASES – Continued

Future minimum lease payments under non-cancelable leases related to continuing operations with an original term in excess of one year as of June 28, 2020 are:

	Operating	Capital
	Leases	Leases
Fiscal years ending:
June 29, 2020 through January 3, 2021	$880	10
2021	1,781	19
2022	1,791	10
2023	1,645	-
2024	1,470	-
Thereafter	3,348	-

	$10,915	39

Less amounts representing interest		(4)

Present value of minimum lease payments		35

Less current maturities of capital leases		(16)

Long-term maturities of capital leases		$19

JRG capital leases reflected in the accompanying consolidated balance sheet have effective interest rates ranging from 10.00% to 17.00% and are payable in monthly installments through 2022. Maturities of such obligations as of June 28, 2020 are:

Fiscal years ending:

June 29, 2020 through January 3, 2021	8
2021	17
2022	10
2023	-
2024	-
Thereafter	-

Total	$35

22

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 10 - INCOME TAXES

Income tax expense for the twenty-six weeks ended June 28, 2020 was approximately $229, or -0.8% of the pre-tax loss. The effective tax rate for the twenty-six weeks ended June 28, 2020 differed from the U.S. federal statutory rate primarily due to the impact of foreign withholding taxes and to a change in the valuation allowance that offset the tax benefit on the current period pre-tax loss.

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes, (“ASC 740”). Under the provisions of ASC 740, management is required to evaluate whether a valuation allowance should be established against its deferred tax assets. We currently have a full valuation allowance against our deferred tax assets. As of each reporting date, the Company’s management considers new evidence, both positive and negative, that could impact management’s view with regard to future realization of deferred tax assets. For the twenty-six weeks ended June 28, 2020, there was no material change from fiscal year ended 2019 in the amount of the Company’s deferred tax assets that are more likely than not to be realized in future years.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses arising in taxable years beginning after December 31, 2017. Due to the existence of previously incurred losses, the NOL carryback provisions of the CARES Act did not result in a cash benefit to the Company, however, we do anticipate increased interest expense deductions for tax purposes in 2020 and 2021 as a result of the relaxation of the limitations on the deductibility of interest.

The Company is subject to U.S. federal income tax as well as income tax of multiple state tax jurisdictions. The tax years 2016-2019 remain open to examination by the Internal Revenue Service, and the tax years 2015-2019 remain open to examination by state tax authorities.

NOTE 11 - RETIREMENT BENEFIT PLAN

JRG’s 401(k) plan allows eligible employees to receive matching contributions of up to one thousand five hundred dollars per calendar year. To be eligible to participate in the 401(k) plan, employees must have completed 6 months of service with the Company. The Company recorded $14 and $17 in expense associated with the matching contributions under the plan for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively.

NOTE 12 – SHAREHOLDER’S EQUITY

All of the outstanding stock of JRG is owned by a sole shareholder. As of June 28, 2020, ten thousand shares were authorized, with one thousand shares outstanding.

23

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 13 – STOCK-BASED COMPENSATION

JRG adopted the Stock Option Plan (the “Plan”) in 2014, which is shareholder-approved, that permits the grant of stock options to its key employees up to 90 thousand shares. JRG believes that such awards better align the interests of its employees with those of its shareholder. Option awards are granted with an exercise price determined by the Board Committee at the date of grant; those option awards generally vest based on five years of continuous service and have 10-year contractual terms. Certain option and share awards provide for accelerated vesting if there is a change in control, as defined in the Plan.

The fair value of each option award is estimated on the date of grant using the Black-Scholes model that uses the assumptions noted in the table below. Expected volatilities are based on the historical equity volatilities of JRG’s guideline public companies. JRG used the simplified method to determine the expected term given the absence of historical exercise behavior. The risk-free rate for the options is calculated based on an extrapolated yield of the five year and seven-year U.S. Treasury Bonds. Due to JRG being privately held, it estimated a Discount for Lack of Marketability (“DLOM”) for the options using a put-option model. There were no options issued in the twenty-six weeks ending June 28, 2020.

A summary of option activity under the Plan for the twenty-six weeks ended June 28, 2020 and June 30, 2019 is presented below:

Options	Shares	Weighted Average Exercise Price

Outstanding at December 30, 2018	84	$28.99

Exercisable at June 30, 2019	-	-

Granted	8	37.10

Exercised	-	-

Forfeited or expired	(30)	27.58

Outstanding at June 30, 2019	62	30.73

Outstanding at December 29, 2019	29	31.66

Exercisable at June 28, 2020	-	-

Granted	-	-

Exercised	-	-

Forfeited or expired	-	-

Outstanding at June 28, 2020	29	31.66

24

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 13 – STOCK-BASED COMPENSATION - Continued

As of June 28, 2020, and December 29, 2019, there was $45 and $45, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 5 years. Stock compensation expense is included in general and administrative expenses.

At or prior to the closing of the equity sale (See note 16) all issued options and the Option Plan will be terminated.

NOTE 14 - RELATED PARTY TRANSACTIONS

JRG has three subordinated secured promissory note agreements payable to related parties (See Note 8).

The Company has a Consulting Services Agreement (the “Consulting Agreement”) with Sun Capital Partners Management V, LLC, a Delaware limited liability company (the “Consultant”), an investment fund affiliated with the Parent. This agreement was modified effective April 1, 2019 increasing the required minimum fees going forward from $350 or 4% of EBITDA to the following. The Consultant is paid annual fees (the “Consulting Fee”) equal to the greater of (i) $600 (the “Yearly Minimum Fee”) or (ii) the lesser of (x) 6.0% (such percentage, the “Applicable Percentage”) of EBITDA as defined in the amendment for the applicable fiscal year and (y) $750 in any fiscal year (the “Annual Cap”). The Company pays the Consulting Fee in quarterly installments in advance equal to the greater of (i) twenty five percent (25%) of the Yearly Minimum Fee or (ii) the Applicable Percentage of EBITDA for the immediately preceding fiscal quarter. The 2019 amendment is still covered by the April 27, 2017 modification reducing the Yearly Minimum Fee by 20% to $480, the Applicable Percentage to 4.8% and the Annual Cap to $600. The agreement was amended again on April 1, 2020 eliminating the fee effective on that date. Additionally, the Consultant is reimbursed for the cost of all reasonable out-of-pocket fees and expenses incurred by the Consultant and its affiliates in the performance of services covered by the Consulting Agreement and all matters related thereto. The Company reimburses such expenses on a quarterly basis in arrears. Consulting Fees of $120 and $220 and expense reimbursements of $374 and $14 were recorded as general and administrative expenses for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively.

At or prior to the closing of the equity sale (See note 16) the Consulting Services Agreement will be terminated.

JRG entered into a shared services agreement on July 27, 2016 with FIC Restaurants, Inc (FIC). FIC has the same parent company Sundae Group Holdings I, LLC. This agreement is designed to allow both Companies to utilize common management and support functions to make both groups more cost effective. The agreement provides guidelines on how to allocate the costs of these services between each entity. Net expenses of $1,100 and $1,176 were allocated to JRG for the twenty-six weeks ended June 28, 2020 and June 30, 2019, respectively. With JRG closing their corporate offices in 2018, the JRG employees are now working from the FIC corporate offices and JRG is being allocated rent and overhead costs.

At the closing of the equity sale (See note 16) this agreement will be replaced by the shared services defined in the Stock Purchase Agreement.

25

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) - Continued

As of June 28, 2020 and December 29, 2019

and for the twenty-six weeks ended June 28, 2020 and June 30, 2019

(In thousands)

NOTE 15 - COMMITMENTS AND CONTINGENCIES

JRG is party to various legal proceedings arising in the ordinary course of business which management believes, after consultation with legal counsel, will not have a material adverse effect on JRG’s consolidated financial position or future operating results.

NOTE 16 - SUBSEQUENT EVENTS

On August 12, 2020 Sundae Group Holdings, I, LLC signed a stock purchase agreement with FAT Brands Inc., a Delaware corporation to sell 100% of the issued and outstanding Equity Interests of Johnny Rockets Holding Co., the parent of JRG for $24.6 million. The target closing date for the transaction is September 15, 2020. The purchase price will be paid in cash net of any adjustments to a targeted working capital amount, closing cash and transaction expenses. Prior to the closing all related party debt will be either cancelled or contributed to equity and the Stock Option Plan and all issued options will be terminated.

JRG has evaluated subsequent events through the date of issuance, September 10, 2020, and identified no additional events requiring adjustment to or disclosure in these consolidated financial statements.

26